Exhibit 99.1

NORTHERN TIER ENERGY LP DECLARES FOURTH QUARTER 2012 DISTRIBUTION OF $1.27 PER UNIT

RIDGEFIELD, Conn., Feb. 11, 2013 /PRNewswire/ — Northern Tier Energy LP (NYSE: NTI), a Delaware limited partnership (“Northern Tier Energy”), announced today the declaration of a cash distribution of $1.27 per common unit for the fourth quarter of 2012. The distribution will be paid on February 28, 2013 to holders of record as of February 21, 2013.

This will be the second cash distribution paid by Northern Tier Energy since its initial public offering in July 2012 and will result in cumulative cash distributions since the initial public offering of $2.75 per common unit. Northern Tier Energy LP is a variable distribution master limited partnership. As a result, its quarterly distributions, if any, will vary from quarter to quarter as a result of variations in, among other factors, (i) its operating performance, (ii) cash flows caused by fluctuations in the prices it pays for crude oil and other feedstocks and the prices it receives for finished products, (iii) working capital fluctuations, (iv) capital expenditures and (v) cash reserves deemed necessary or appropriate by the board of directors of its general partner.

Northern Tier Energy’s practice is to make distributions within sixty days after the end of each quarter. As such, the fourth quarter distribution is being declared in advance of releasing its fourth quarter financial results. The Northern Tier Energy conference call to discuss financial results for the fourth quarter and full year ending December 31, 2012 is scheduled for Thursday, March 14, 2013 at 11:00 a.m. EDT. Callers may listen to the live presentation, which will be followed by a question and answer segment, by dialing 800-510-0146 or 617-614-3449 and the passcode 24438968. An audio webcast of the call will be available at www.ntenergy.com within the Investor portion of the site under the Calendar of Events section. This audio webcast will be available on the website for fourteen days after the conference call. A replay will also be available by teleconference for seven days from the conference call. The replay teleconference will be available by dialing 888-286-8010 or 617-801-6888 and the passcode 66526544.

This release serves as a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of Northern Tier Energy LP’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, Northern Tier Energy LP’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

About Northern Tier Energy

Northern Tier Energy is an independent downstream energy company headquartered in Ridgefield, CT with refining, retail, and pipeline operations serving the PADD II region of the United States. Northern Tier Energy was established to own and operate the St. Paul Park Refinery as well as a retail network of SuperAmerica brand convenience stores and a 17% equity interest in the Minnesota Pipe Line.

Forward-Looking Statements

This press release contains certain “forward-looking statements” which reflect Northern Tier Energy’s views and assumptions on the date of this press release regarding future events. They involve known and unknown risks, uncertainties and other factors, many of which may be beyond its control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. All forward-looking statements speak only as of the date hereof. Northern Tier Energy undertakes no obligation to update or revise publicly any such forward-looking statements. Northern Tier Energy cautions you not to place undue reliance on these forward-looking statements. Please refer to Northern Tier Energy’s filings with the SEC for more detailed information regarding these risks, uncertainties and assumptions.

SOURCE: Northern Tier Energy LP

Contact:

Maria Testani

203-244-6550

maria.testani@ntenergy.com